File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sprott Physical Gold Trust

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Suite 2700, South Tower,

Royal Bank Plaza,

200 Bay Street,

Toronto, Ontario,

Canada M5J 2J1

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Tu-Sekine, Esq.

Seward & Kissel LLP

1200 G Street N.W.

Washington, D.C. 20005

(202) 737-8833

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony Tu-Sekine, Esq. Seward & Kissel LLP 1200 G Street N.W. Washington, D.C. 20005 (202) 737-8833 (202) 737-5184 — Facsimile	Christopher J. Cummings, Esq. Shearman & Sterling LLP Commerce Court West, Suite 4405 Toronto, Ontario Canada M5L 1E8 (416) 360-8484 (416) 360-2958 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-169225

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units(2)	2,530,000	$11.56	$29,246,800	$2,086

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of units reported on NYSE Arca on September 16, 2010.

(2)                                  Includes 330,000 Units that may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-169225) and exhibits thereto filed by Sprott Physical Gold Trust with the Securities and Exchange Commission (the “Commission”) on September 3, 2010, which was declared effective by the Commission on September 16, 2010, are incorporated herein by reference.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

All the exhibits filed with the Registration Statement on Form F-1 (No. 333-169225) are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

Exhibit number	Description
5.1	Legal opinion as to the validity of the Units
23.1	Consent of Heenan Blaikie LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on the 17th day of September, 2010.

SPROTT PHYSICAL GOLD TRUST By Sprott Asset Management LP, as manager of the Registrant

By:	/s/ Eric S. Sprott
Name: Eric S. Sprott
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on September 17, 2010 in the capacities indicated.

Signature	Title
Sprott Asset Management LP, Manager of the Registrant
/s/ Eric S. Sprott	Chief Executive Officer and Director* (Principal Executive Officer)
Eric S. Sprott

/s/ Steven Rostowsky	Chief Financial Officer and Director* (Principal Financial Officer and Principal
Steven Rostowsky	Accounting Officer)

/s/ Kirstin H. McTaggart	Chief Compliance Officer and Director*
Kirstin H. McTaggart

/s/ Kevin Bambrough	Director*
Kevin Bambrough

/s/ Scott P. Dexter	Director*
Scott P. Dexter

/s/ John Embry	Director*
John Embry

/s/ James R. Fox	Director*
James R. Fox

/s/ Peter J. Hodson	Director*
Peter J. Hodson

Director*
Allan Jacobs

/s/ Anne L. Spork	Director*
Anne L. Spork

* — Director of Sprott Asset Management GP Inc., general partner of the Manager of the Registrant

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, September 17, 2010.

PUGLISI & ASSOCIATES

By:	/s/ Gregory F. Lavelle
Gregory F. Lavelle
Managing Director
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description
5.1	Legal opinion as to the validity of the Units
23.1	Consent of Heenan Blaikie LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Ernst & Young LLP